THIRD QUARTER 2018

Earnings Release &
Supplemental Information Package

American Homes 4 Rent

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Third Quarter 2018 Financial and Operating Results
AGOURA HILLS, Calif., Nov. 1, 2018—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended September 30, 2018.
Highlights

•	Total revenues increased 13.5% to $280.1 million for the third quarter of 2018 from $246.8 million for the third quarter of 2017.

•
Net income attributable to common shareholders totaled $15.2 million, or $0.05 income per diluted share, for the third quarter of 2018, compared to net income attributable to common shareholders of $1.5 million, or a $0.00 loss per diluted share, for the third quarter of 2017.

•
Core Funds from Operations attributable to common share and unit holders for the third quarter of 2018 was $94.6 million, or $0.27 per FFO share and unit, compared to $79.4 million, or $0.25 per FFO share and unit, for the same period in 2017, which represents an 8.0% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the third quarter of 2018 was $79.4 million, or $0.23 per FFO share and unit, compared to $67.1 million, or $0.21 per FFO share and unit, for the same period in 2017.

•	Core Net Operating Income ("Core NOI") margin on Same-Home properties was 63.4% for the third quarter of 2018, compared to 63.8% for the same period in 2017.

•	Core NOI after capital expenditures from Same-Home properties increased by 3.4% year-over-year for the third quarter of 2018.

•
Same-Home portfolio Average Occupied Days Percentage increased to 95.2% for the third quarter of 2018, compared to 94.1% for the third quarter of 2017, while achieving 3.4% growth in Average Monthly Realized Rent per property for the same comparable periods.

•
Entered into a $156.3 million joint venture with a leading institutional investor to create a portfolio of newly constructed single-family rental homes, which will be developed and managed by the Company, providing additional scale and institutional endorsement of the Company's growing built-for-rental strategy.

•	Issued 4,600,000 6.25% Series H perpetual preferred shares, raising gross proceeds of $115.0 million before offering costs (see "Capital Activities and Balance Sheet").

“Macro fundamentals of the single-family rental sector remain robust and our expectation is that they are likely to strengthen further as rising interest rates continue to pressure home affordability in the U.S.,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “During the third quarter, we continued to experience record high volumes of prospective tenant traffic per available home that enabled us to drive a 110 basis point year-over-year increase in our Same-Home average occupied days percentage, while achieving strong blended leasing spreads of 4.1%. Looking forward, we believe that we still have significant runway ahead to continue optimizing our operations, while leveraging the scale of our platform to create long-term value for our shareholders.”
Third Quarter 2018 Financial Results
Net income attributable to common shareholders totaled $15.2 million, or $0.05 income per diluted share, for the third quarter of 2018, compared to net income attributable to common shareholders of $1.5 million, or a $0.00 loss per diluted share, for the third quarter of 2017. This increase was primarily attributable to higher revenues resulting from a larger number of leased properties and higher rental rates.

American Homes 4 Rent

Earnings Press Release (continued)

Total revenues increased 13.5% to $280.1 million for the third quarter of 2018 from $246.8 million for the third quarter of 2017. Revenue growth was primarily driven by continued strong acquisition and leasing activity, as our average leased portfolio grew to 47,898 homes for the quarter ended September 30, 2018, compared to 46,058 homes for the quarter ended September 30, 2017, as well as higher rental rates.
Core NOI on our total portfolio increased 11.1% to $146.1 million for the third quarter of 2018, compared to $131.5 million for the third quarter of 2017. This increase was primarily due to growth in rental income resulting from a larger number of leased properties.
Core revenues from Same-Home properties increased 4.4% to $172.0 million for the third quarter of 2018, compared to $164.8 million for the third quarter of 2017. This growth was primarily driven by a 3.4% increase in Average Monthly Realized Rent and an increase in Average Occupied Days Percentage to 95.2% from 94.1%. Core property operating expenses from Same-Home properties increased 5.4% from $59.7 million for the third quarter of 2017 to $63.0 million for the third quarter of 2018, which was primarily attributable to property tax expense timing and higher repairs and maintenance costs, which included $0.3 million of costs to repair damages resulting from Hurricane Florence.
Core NOI from Same-Home properties increased 3.8% to $109.1 million for the third quarter of 2018, compared to $105.1 million for the third quarter of 2017. After capital expenditures, Core NOI from Same-Home properties increased 3.4% to $100.1 million for the third quarter of 2018, compared to $96.8 million for the third quarter of 2017. The increase in Core NOI from Same-Home properties was primarily attributable to an increase in rental revenue driven by higher Average Monthly Realized Rent and Average Occupied Days Percentage during the third quarter of 2018.The resulting increase in Core NOI after Capital Expenditures from Same-Home properties was offset, in part, by higher recurring capital expenditures primarily due to hotter summer temperatures, resulting in higher HVAC costs.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $94.6 million, or $0.27 per FFO share and unit, for the third quarter of 2018, compared to $79.4 million, or $0.25 per FFO share and unit, for the third quarter of 2017. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the third quarter of 2018 was $79.4 million, or $0.23 per FFO share and unit, compared to $67.1 million, or $0.21 per FFO share and unit, for the third quarter of 2017. This improvement was primarily attributable to increases in rental revenue driven by a larger number of leased properties and higher rental rates.
Year-to-Date 2018 Financial Results
Net income attributable to common shareholders totaled $5.8 million, or $0.02 income per diluted share, for the nine-month period ended September 30, 2018, compared to a net loss attributable to common shareholders of $0.1 million, or a $0.00 loss per diluted share, for the nine-month period ended September 30, 2017. This increase was primarily attributable to higher revenues resulting from a larger number of leased properties and higher rental rates, partially offset by a noncash charge related to the redemption of the Series C participating preferred shares through a conversion into Class A common shares in April 2018.
Total revenues increased 11.8% to $802.5 million for the nine-month period ended September 30, 2018, from $717.6 million for the nine-month period ended September 30, 2017. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 47,617 homes for the nine months ended September 30, 2018, compared to 45,550 homes for the nine months ended September 30, 2017, as well as higher rental rates.

American Homes 4 Rent

Earnings Press Release (continued)

Core NOI on our total portfolio increased 8.6% to $429.0 million for the nine-month period ended September 30, 2018, compared to $394.9 million for the nine-month period ended September 30, 2017. This increase was primarily due to growth in rental income resulting from a larger number of leased properties.
Core revenues from Same-Home properties increased 3.8% to $512.2 million for the nine-month period ended September 30, 2018, compared to $493.6 million for the nine-month period ended September 30, 2017. This growth was primarily driven by a 3.6% increase in Average Monthly Realized Rent. Core property operating expenses from Same-Home properties increased 6.5% from $173.3 million for the nine-month period ended September 30, 2017, to $184.6 million for the nine-month period ended September 30, 2018, which was primarily attributable to temporarily elevated turnover costs through April 2018, incurred as part of the Company's initiative to strengthen occupancy.
Core NOI from Same-Home properties increased 2.3% to $327.6 million for the nine months ended September 30, 2018, compared to $320.2 million for the nine months ended September 30, 2017. After capital expenditures, Core NOI from Same-Home properties increased 2.2% to $306.5 million for the nine-month period ended September 30, 2018, from $299.9 million for the nine-month period ended September 30, 2017. The increases in Core NOI from Same-Home properties and Core NOI After Capital Expenditures from Same-Home properties were primarily attributable to increases in rental revenue driven by higher rental rates during the nine-month period ended September 30, 2018, offset by higher R&M and turnover costs during the nine-month period ended September 30, 2018.
Core FFO attributable to common share and unit holders was $273.1 million, or $0.78 per FFO share and unit, for the nine-month period ended September 30, 2018, compared to $237.6 million, or $0.76 per FFO share and unit, for the nine-month period ended September 30, 2017. Adjusted FFO attributable to common share and unit holders for the nine-month period ended September 30, 2018, was $236.2 million, or $0.68 per FFO share and unit, compared to $207.2 million, or $0.66 per FFO share and unit, for the same period in 2017.
Portfolio
As of September 30, 2018, the Company had a total leased percentage of 95.2%, compared to 96.3% as of June 30, 2018. The leased percentage on Same-Home properties was 96.2% as of September 30, 2018, compared to 97.1% as of June 30, 2018.
Investments
As of September 30, 2018, the Company’s total portfolio consisted of 52,464 homes, including 2,266 properties to be disposed, compared to 52,049 homes as of June 30, 2018, including 2,209 properties to be disposed, an increase of 415 homes, which included 401 properties acquired through traditional acquisition channels, 168 newly constructed properties delivered through our AMH Development and National Builder Programs and 154 homes sold, rescinded or contributed to an unconsolidated joint venture.
Capital Activities and Balance Sheet
During the third quarter of 2018, the Company issued 4,600,000 6.25% Series H cumulative redeemable perpetual preferred shares in an underwritten public offering, raising gross proceeds of $115.0 million before offering costs of approximately $4.0 million, with a liquidation preference of $25.00 per share.
In August 2018, the Company entered into a $156.3 million joint venture with a leading institutional investor to develop, lease, and operate newly constructed single-family rental homes located in select submarkets in the Southeast. The Company holds a 20% unconsolidated interest in the joint venture and is entitled to its proportionate share of cash flows over the joint venture term of five years, along with opportunity for a promoted interest and fees for services the Company will provide to the joint

American Homes 4 Rent

Earnings Press Release (continued)

venture.
As of September 30, 2018, the Company had cash and cash equivalents of $110.1 million and had total outstanding debt of $2.7 billion, excluding unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs, with a weighted-average interest rate of 4.21% and a weighted-average term to maturity of 14.0 years. The Company had no outstanding borrowings on our $800.0 million revolving credit facility and had $100.0 million of outstanding borrowings on our term loan facility at the end of the quarter.
2018 Outlook

Full Year 2018
Same-Home	Previous Guidance	Current Guidance
Average Occupied Days Percentage	95.0% - 95.5%	94.75% - 95.25%	(1)
Core revenues growth	4.0% - 4.5%	3.75% - 4.25%	(2)
Property tax expense growth	2.75% - 3.75%	2.75% - 3.75%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures per property	$2,050 - $2,150	$2,100 - $2,150
Core property operating expenses growth	5.0% - 6.0%	5.5% - 6.0%

Core NOI margin	64.0% - 65.0%	64.0% - 65.0%
Core NOI After Capital Expenditures growth	3.25% - 3.75%	2.5% - 3.0%	(2)

Property Enhancing Capex	$8 - $12 million	$8 - $12 million

General and administrative expense, excluding noncash share-based compensation	$34.5 - $35.5 million	$34.5 - $35.5 million

Acquisition and development volume	$500 - $600 million	$500 - $600 million

(1)
As previously communicated, we expected the full year Average Occupied Days Percentage to be below the midpoint of previous guidance range due to modest leasing disruption from Hurricane Florence. Additionally, as a result of recent field personnel turnover, we now expect occupancy softness in certain markets in the fourth quarter of 2018 and are therefore revising the guidance range to 94.75% to 95.25%.

(2)	Revised as a result of lowered Average Occupied Days Percentage guidance.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s Third Quarter 2018 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, November 2, 2018, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2018, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (for U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous

American Homes 4 Rent

Earnings Press Release (continued)

audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, November 16, 2018, by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13683741#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of September 30, 2018, we owned 52,464 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” "outlook" or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we will continue to optimize operations to create long-term shareholder value. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2018	2017	2018	2017
Operating Data
Net income (loss) attributable to common shareholders	$15,177	$1,535	$5,840	$(141)
Core revenues	$231,286	$208,034	$678,491	$616,240
Core NOI	$146,063	$131,453	$428,975	$394,919
Core NOI margin	63.2%	63.2%	63.2%	64.1%
Platform Efficiency Percentage	12.7%	12.2%	12.8%	12.5%
Adjusted EBITDAre after Capex and Leasing Costs	$123,456	$111,774	$369,596	$343,625
Adjusted EBITDAre after Capex and Leasing Costs Margin	52.3%	53.0%	53.6%	54.9%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.26	$0.23	$0.66	$0.68
Core FFO attributable to common share and unit holders	$0.27	$0.25	$0.78	$0.76
Adjusted FFO attributable to common share and unit holders	$0.23	$0.21	$0.68	$0.66

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Selected Balance Sheet Information - end of period
Single-family properties, net	$8,258,557	$8,183,921	$8,169,080	$8,064,980	$7,802,499
Total assets	$8,971,426	$8,830,448	$8,958,033	$8,608,768	$8,509,876
Outstanding borrowings under credit facilities, net	$99,176	$99,120	$198,132	$338,023	$197,913
Total Debt	$2,712,688	$2,717,867	$2,871,649	$2,517,216	$2,382,871
Total Market Capitalization	$11,299,123	$11,279,968	$10,693,963	$10,975,663	$10,799,923
Total Debt to Total Market Capitalization	24.0%	24.1%	26.9%	22.9%	22.1%
Net Debt to Adjusted EBITDAre	4.7 x	5.0 x	5.1 x	4.8 x	4.2 x
NYSE AMH Class A common share closing price	$21.89	$22.18	$20.08	$21.84	$21.71

Portfolio Data - end of period
Leased single-family properties	47,776	48,020	47,677	46,996	46,026
Occupied single-family properties	47,551	47,758	47,095	46,614	45,660
Single-family properties newly acquired and being renovated	345	223	503	980	858
Single-family properties being prepared for re-lease	430	332	289	372	392
Vacant single-family properties available for re-lease	1,452	1,116	1,221	1,902	1,974
Vacant single-family properties available for initial lease	195	149	258	679	296
Total single-family properties, excluding properties to be disposed	50,198	49,840	49,948	50,929	49,546
Single-family properties to be disposed (1)	2,266	2,209	1,892	310	469
Total single-family properties	52,464	52,049	51,840	51,239	50,015
Total leased percentage (2)	95.2%	96.3%	95.5%	92.3%	92.9%
Total Average Occupied Days Percentage	94.3%	94.8%	91.4%	90.8%	93.2%
Same-Home leased percentage (38,168 properties)	96.2%	97.1%	97.2%	95.9%	95.2%
Same-Home Average Occupied Days Percentage (38,168 properties)	95.2%	95.4%	94.7%	94.0%	94.1%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share (3)	$0.37	$0.37	$0.37	$0.37	$0.30
Distributions declared per Series H perpetual preferred share (4)	$—	$—	$—	$—	$—

(1)
As of September 30, 2018, represents 2,266 properties identified as part of our disposition program, comprised of 1,865 properties classified as held for sale and 401 properties identified for future sale.

(2)	Leased percentage is calculated based on total single-family properties, excluding properties to be disposed.

(3)	Series G perpetual preferred shares offering close date and initial dividend start date was July 17, 2017.

(4)	Series H perpetual preferred shares offering close date and initial dividend start date was September 19, 2018, with an initial dividend declared in the fourth quarter of 2018.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2018	2017	2018	2017
Revenues:
Rents from single-family properties	$231,324	$207,490	$676,558	$613,245
Fees from single-family properties	2,711	2,843	8,298	8,137
Tenant charge-backs	44,152	36,094	112,876	91,849
Other	1,865	409	4,807	4,367
Total revenues	280,052	246,836	802,539	717,598

Expenses:
Property operating expenses	113,600	97,944	313,430	267,203
Property management expenses	18,865	17,447	56,468	52,367
General and administrative expense	9,265	8,525	28,173	26,746
Interest expense	30,930	26,592	92,209	86,873
Acquisition fees and costs expensed	1,055	1,306	3,687	3,814
Depreciation and amortization	79,940	74,790	237,562	221,459
Hurricane-related charges, net	—	10,136	—	10,136
Other	1,069	1,285	3,520	4,202
Total expenses	254,724	238,025	735,049	672,800

Gain on sale of single-family properties and other, net	4,953	1,895	10,449	6,375
Loss on early extinguishment of debt	—	—	(1,447)	(6,555)
Remeasurement of participating preferred shares	—	8,391	1,212	1,341

Net income	30,281	19,097	77,704	45,959

Noncontrolling interest	2,881	309	845	(22)
Dividends on preferred shares	12,223	17,253	38,804	46,122
Redemption of participating preferred shares	—	—	32,215	—

Net income (loss) attributable to common shareholders	$15,177	$1,535	$5,840	$(141)

Weighted-average shares outstanding:
Basic	296,214,509	266,767,313	292,656,914	256,768,343
Diluted	296,967,649	289,153,060	293,319,245	256,768,343

Net income (loss) attributable to common shareholders per share:
Basic	$0.05	$0.01	$0.02	$—
Diluted	$0.05	$—	$0.02	$—

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders	$15,177	$1,535	$5,840	$(141)
Adjustments:
Noncontrolling interests in the Operating Partnership	2,881	340	1,104	(30)
Net (gain) on sale / impairment of single-family properties and other	(4,393)	(596)	(7,653)	(2,589)
Depreciation and amortization	79,940	74,790	237,562	221,459
Less: depreciation and amortization of non-real estate assets	(1,845)	(1,753)	(5,462)	(6,050)
FFO attributable to common share and unit holders	$91,760	$74,316	$231,391	$212,649
Adjustments:
Acquisition fees and costs expensed	1,055	1,306	3,687	3,814
Noncash share-based compensation - general and administrative	491	699	1,609	1,917
Noncash share-based compensation - property management	341	417	1,141	1,258
Noncash interest expense related to acquired debt	973	910	2,810	2,624
Hurricane-related charges, net	—	10,136	—	10,136
Loss on early extinguishment of debt	—	—	1,447	6,555
Remeasurement of participating preferred shares	—	(8,391)	(1,212)	(1,341)
Redemption of participating preferred shares	—	—	32,215	—
Core FFO attributable to common share and unit holders	$94,620	$79,393	$273,088	$237,612
Recurring capital expenditures (1)	(11,467)	(10,316)	(27,342)	(25,055)
Leasing costs	(3,722)	(1,960)	(9,556)	(5,361)
Adjusted FFO attributable to common share and unit holders	$79,431	$67,117	$236,190	$207,196

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.26	$0.23	$0.66	$0.68
Core FFO attributable to common share and unit holders	$0.27	$0.25	$0.78	$0.76
Adjusted FFO attributable to common share and unit holders	$0.23	$0.21	$0.68	$0.66

Weighted-average FFO shares and units:
Common shares outstanding	296,214,509	266,767,313	292,656,914	256,768,343
Share-based compensation plan (2)	753,140	736,456	662,331	746,643
Operating partnership units	55,350,153	55,535,824	55,350,153	55,547,386
Total weighted-average FFO shares and units	352,317,802	323,039,593	348,669,398	313,062,372

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized properties and properties identified as part of our disposition program, comprised of properties classified as held for sale and properties identified for future sale.

(2)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting / exercise of restricted stock units and stock options.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2018	2017	2018	2017
Rents from single-family properties	$231,324	$207,490	$676,558	$613,245
Fees from single-family properties	2,711	2,843	8,298	8,137
Bad debt expense	(2,749)	(2,299)	(6,365)	(5,142)
Core revenues	231,286	208,034	678,491	616,240

Property tax expense	40,607	36,618	119,708	110,052
HOA fees, net (1)	5,298	4,246	14,620	12,231
R&M and turnover costs, net (1)	19,931	17,966	57,382	45,948
Insurance	2,173	1,981	6,166	5,845
Property management expenses, net (2)	17,214	15,770	51,640	47,245
Core property operating expenses	85,223	76,581	249,516	221,321

Core NOI	$146,063	$131,453	$428,975	$394,919
Core NOI margin	63.2%	63.2%	63.2%	64.1%

	For the Three Months Ended Sep 30, 2018
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Non-Stabilized Former ARPI Properties	Subtotal Same-Home, Stabilized and ARPI	Other & Held for Sale Properties (3)	Total Single-Family Properties
Property count	38,168	8,262	2,573	49,003	3,461	52,464

Rents from single-family properties	$171,991	$38,157	$10,796	$220,944	$10,380	$231,324
Fees from single-family properties	2,013	371	150	2,534	177	2,711
Bad debt expense	(1,981)	(416)	(154)	(2,551)	(198)	(2,749)
Core revenues	172,023	38,112	10,792	220,927	10,359	231,286

Property tax expense	30,047	5,947	1,891	37,885	2,722	40,607
HOA fees, net (1)	3,742	995	277	5,014	284	5,298
R&M and turnover costs, net (1)	14,957	2,512	828	18,297	1,634	19,931
Insurance	1,561	379	103	2,043	130	2,173
Property management expenses, net (2)	12,661	2,741	854	16,256	958	17,214
Core property operating expenses	62,968	12,574	3,953	79,495	5,728	85,223

Core NOI	$109,055	$25,538	$6,839	$141,432	$4,631	$146,063
Core NOI margin	63.4%	67.0%	63.4%	64.0%	44.7%	63.2%

(1)	Presented net of tenant charge-backs.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

(3)
Includes 1,195 non-stabilized properties and 2,266 properties identified as part of our disposition program, comprised of 1,865 properties classified as held for sale and 401 properties identified for future sale.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Sep 30,			For the Nine Months Ended Sep 30,
	2018	2017	Change	2018	2017	Change
Number of Same-Home properties	38,168	38,168		38,168	38,168
Leased percentage as of period end	96.2%	95.2%	1.0%	96.2%	95.2%	1.0%
Occupancy percentage as of period end	95.8%	94.4%	1.4%	95.8%	94.4%	1.4%
Average Occupied Days Percentage	95.2%	94.1%	1.1%	95.1%	94.8%	0.3%
Average Monthly Realized Rent per property	$1,578	$1,526	3.4%	$1,564	$1,509	3.6%
Turnover Rate	10.8%	11.0%	(0.2)%	29.9%	31.5%	(1.6)%
Turnover Rate - TTM	37.8%	N/A		37.8%	N/A

Core NOI:
Rents from single-family properties	$171,991	$164,466	4.6%	$510,867	$491,392	4.0%
Fees from single-family properties	2,013	2,184	(7.8)%	5,961	6,191	(3.7)%
Bad debt expense	(1,981)	(1,813)	9.3%	(4,637)	(4,029)	15.1%
Core revenues	172,023	164,837	4.4%	512,191	493,554	3.8%

Property tax expense	30,047	28,519	5.4%	88,940	86,029	3.4%
HOA fees, net (1)	3,742	3,277	14.2%	10,548	9,523	10.8%
R&M and turnover costs, net (1) (2)	14,957	14,052	6.4%	42,120	35,706	18.0%
Insurance	1,561	1,532	1.9%	4,577	4,650	(1.6)%
Property management expenses, net (3)	12,661	12,368	2.4%	38,400	37,411	2.6%
Core property operating expenses	62,968	59,748	5.4%	184,585	173,319	6.5%

Core NOI	$109,055	$105,089	3.8%	$327,606	$320,235	2.3%
Core NOI margin	63.4%	63.8%		64.0%	64.9%

Recurring Capital Expenditures	8,942	8,258	8.3%	21,090	20,350	3.6%
Core NOI After Capital Expenditures	$100,113	$96,831	3.4%	$306,516	$299,885	2.2%

Property Enhancing Capex
Resilient flooring program	$3,173	$988		$6,927	$1,584

Per property:
Average Recurring Capital Expenditures	$234	$216	8.3%	$553	$533	3.6%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$627	$585	7.2%	$1,656	$1,468	12.8%

(1)	Presented net of tenant charge-backs.

(2)	Includes $0.3 million of repair costs related to Hurricane Florence in the third quarter of 2018.

(3)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Core NOI:
Rents from single-family properties	$171,991	$170,666	$168,210	$165,786	$164,466
Fees from single-family properties	2,013	1,989	1,959	1,943	2,184
Bad debt expense	(1,981)	(1,170)	(1,486)	(1,607)	(1,813)
Core revenues	172,023	171,485	168,683	166,122	164,837

Property tax expense	30,047	29,647	29,246	28,948	28,519
HOA fees, net (1)	3,742	3,501	3,305	3,345	3,277
R&M and turnover costs, net (1) (2)	14,957	13,832	13,331	11,290	14,052
Insurance	1,561	1,512	1,504	1,557	1,532
Property management expenses, net (3)	12,661	12,592	13,147	12,112	12,368
Core property operating expenses	62,968	61,084	60,533	57,252	59,748

Core NOI	$109,055	$110,401	$108,150	$108,870	$105,089
Core NOI margin	63.4%	64.4%	64.1%	65.5%	63.8%

Recurring Capital Expenditures	8,942	6,463	5,685	5,806	8,258
Core NOI After Capital Expenditures	$100,113	$103,938	$102,465	$103,064	$96,831

Property Enhancing Capex
Resilient flooring program	$3,173	$2,444	$1,310	$1,504	$988

Per property:
Average Recurring Capital Expenditures	$234	$170	$149	$152	$216
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$627	$531	$498	$447	$585

(1)	Presented net of tenant charge-backs.

(2)	Includes $0.3 million of repair costs related to Hurricane Florence in the third quarter of 2018.

(3)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Metrics

Average Occupied Days Percentage

	For the Three Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Dallas-Fort Worth, TX	94.0%	95.3%	94.5%	93.3%	92.9%
Atlanta, GA	95.8%	96.1%	95.1%	95.7%	96.1%
Indianapolis, IN	94.2%	94.9%	94.3%	94.2%	93.7%
Charlotte, NC	95.0%	94.4%	93.5%	92.6%	94.0%
Houston, TX	94.2%	95.1%	94.7%	93.6%	90.2%
Cincinnati, OH	95.0%	95.0%	94.5%	94.0%	93.6%
Greater Chicago area, IL and IN	96.1%	96.3%	96.6%	94.9%	94.8%
Phoenix, AZ	96.2%	97.0%	96.5%	95.0%	95.6%
Nashville, TN	94.7%	94.5%	92.9%	92.6%	92.3%
Tampa, FL	94.6%	95.0%	94.8%	93.5%	94.2%
Raleigh, NC	95.0%	93.9%	93.6%	93.8%	94.7%
Jacksonville, FL	95.9%	96.7%	95.6%	95.4%	94.9%
Columbus, OH	97.0%	96.0%	93.7%	92.5%	93.9%
Orlando, FL	97.0%	96.3%	96.9%	96.7%	96.3%
Salt Lake City, UT	94.9%	95.1%	95.2%	93.2%	94.2%
Las Vegas, NV	97.2%	97.7%	96.6%	96.4%	96.9%
San Antonio, TX	94.9%	95.0%	94.3%	92.8%	92.7%
Charleston, SC	92.1%	90.8%	92.3%	93.7%	93.2%
Denver, CO	93.7%	96.0%	97.0%	95.2%	95.4%
Greenville, SC	94.1%	91.5%	90.6%	91.1%	90.4%
All Other (1)	95.8%	95.9%	95.0%	94.0%	94.8%
Total / Average	95.2%	95.4%	94.7%	94.0%	94.1%

Average Monthly Realized Rent per property

	For the Three Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Dallas-Fort Worth, TX	$1,709	$1,690	$1,677	$1,666	$1,659
Atlanta, GA	1,537	1,525	1,496	1,481	1,472
Indianapolis, IN	1,378	1,377	1,366	1,358	1,345
Charlotte, NC	1,535	1,526	1,522	1,521	1,508
Houston, TX	1,651	1,621	1,615	1,622	1,605
Cincinnati, OH	1,562	1,547	1,535	1,517	1,510
Greater Chicago area, IL and IN	1,824	1,812	1,788	1,778	1,765
Phoenix, AZ	1,347	1,318	1,299	1,283	1,259
Nashville, TN	1,708	1,700	1,702	1,684	1,686
Tampa, FL	1,714	1,678	1,671	1,668	1,646
Raleigh, NC	1,499	1,493	1,486	1,478	1,467
Jacksonville, FL	1,494	1,475	1,465	1,447	1,433
Columbus, OH	1,561	1,544	1,540	1,526	1,518
Orlando, FL	1,631	1,604	1,578	1,579	1,538
Salt Lake City, UT	1,683	1,666	1,643	1,627	1,608
Las Vegas, NV	1,499	1,488	1,467	1,449	1,438
San Antonio, TX	1,501	1,491	1,482	1,481	1,475
Charleston, SC	1,616	1,607	1,592	1,609	1,591
Denver, CO	2,159	2,136	2,112	2,083	2,071
Greenville, SC	1,518	1,524	1,528	1,525	1,518
All Other (1)	1,509	1,493	1,485	1,468	1,455
Total / Average	$1,578	$1,563	$1,551	$1,540	$1,526

(1)	Represents 15 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 3Q18 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Dallas-Fort Worth, TX	3,382	$162,566	7.3%	4.8%	3.7%	4.3%
Atlanta, GA	3,049	165,400	8.3%	5.1%	6.9%	5.7%
Indianapolis, IN	2,782	153,579	6.1%	3.2%	4.5%	3.7%
Charlotte, NC	2,431	175,719	6.8%	3.1%	3.5%	3.2%
Houston, TX	2,131	170,659	4.8%	3.7%	0.9%	2.8%
Cincinnati, OH	1,878	173,840	5.0%	3.3%	3.3%	3.3%
Greater Chicago area, IL and IN	1,758	181,190	4.7%	3.3%	1.8%	2.7%
Phoenix, AZ	1,811	164,303	4.3%	6.6%	10.1%	7.8%
Nashville, TN	1,717	206,497	5.9%	3.3%	2.4%	2.9%
Tampa, FL	1,594	188,566	4.1%	3.9%	2.7%	3.4%
Raleigh, NC	1,589	180,118	4.4%	2.9%	3.5%	3.1%
Jacksonville, FL	1,586	154,121	3.8%	3.8%	4.8%	4.2%
Columbus, OH	1,429	155,950	3.9%	3.6%	4.2%	3.9%
Orlando, FL	1,244	170,333	3.2%	5.4%	6.9%	5.9%
Salt Lake City, UT	1,047	221,618	3.6%	4.6%	7.1%	5.6%
Las Vegas, NV	975	176,529	2.8%	5.0%	7.6%	5.7%
San Antonio, TX	878	155,930	1.9%	3.6%	1.9%	3.0%
Charleston, SC	667	180,254	1.7%	3.1%	1.8%	2.5%
Denver, CO	653	275,864	2.7%	4.2%	4.2%	4.2%
Greenville, SC	634	172,738	1.5%	3.1%	1.1%	2.2%
All Other (2)	4,933	170,809	13.2%	4.1%	4.6%	4.3%
Total / Average	38,168	$173,675	100.0%	4.1%	4.2%	4.1%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	3Q18 QTD	3Q17 QTD	Change	3Q18 QTD	3Q17 QTD	Change
Dallas-Fort Worth, TX	94.0%	92.9%	1.1%	$1,709	$1,659	3.0%
Atlanta, GA	95.8%	96.1%	(0.3)%	1,537	1,472	4.4%
Indianapolis, IN	94.2%	93.7%	0.5%	1,378	1,345	2.5%
Charlotte, NC	95.0%	94.0%	1.0%	1,535	1,508	1.8%
Houston, TX	94.2%	90.2%	4.0%	1,651	1,605	2.9%
Cincinnati, OH	95.0%	93.6%	1.4%	1,562	1,510	3.4%
Greater Chicago area, IL and IN	96.1%	94.8%	1.3%	1,824	1,765	3.3%
Phoenix, AZ	96.2%	95.6%	0.6%	1,347	1,259	7.0%
Nashville, TN	94.7%	92.3%	2.4%	1,708	1,686	1.3%
Tampa, FL	94.6%	94.2%	0.4%	1,714	1,646	4.1%
Raleigh, NC	95.0%	94.7%	0.3%	1,499	1,467	2.2%
Jacksonville, FL	95.9%	94.9%	1.0%	1,494	1,433	4.3%
Columbus, OH	97.0%	93.9%	3.1%	1,561	1,518	2.8%
Orlando, FL	97.0%	96.3%	0.7%	1,631	1,538	6.0%
Salt Lake City, UT	94.9%	94.2%	0.7%	1,683	1,608	4.7%
Las Vegas, NV	97.2%	96.9%	0.3%	1,499	1,438	4.2%
San Antonio, TX	94.9%	92.7%	2.2%	1,501	1,475	1.8%
Charleston, SC	92.1%	93.2%	(1.1)%	1,616	1,591	1.6%
Denver, CO	93.7%	95.4%	(1.7)%	2,159	2,071	4.2%
Greenville, SC	94.1%	90.4%	3.7%	1,518	1,518	—%
All Other (2)	95.8%	94.8%	1.0%	1,509	1,455	3.7%
Total / Average	95.2%	94.1%	1.1%	$1,578	$1,526	3.4%

(1)	Reflected for the three months ended September 30, 2018.

(2)	Represents 15 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2018	Dec 31, 2017
	(Unaudited)
Assets
Single-family properties:
Land	$1,689,207	$1,665,631
Buildings and improvements	7,385,387	7,303,270
Single-family properties held for sale, net	299,551	35,803
	9,374,145	9,004,704
Less: accumulated depreciation	(1,115,588)	(939,724)
Single-family properties, net	8,258,557	8,064,980
Cash and cash equivalents	110,138	46,156
Restricted cash	156,026	136,667
Rent and other receivables, net	36,078	30,144
Escrow deposits, prepaid expenses and other assets	251,245	171,851
Deferred costs and other intangibles, net	13,437	13,025
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$8,971,426	$8,608,768

Liabilities
Revolving credit facility	$—	$140,000
Term loan facility, net	99,176	198,023
Asset-backed securitizations, net	1,965,417	1,977,308
Unsecured senior notes, net	492,603	—
Exchangeable senior notes, net	114,507	111,697
Secured note payable	—	48,859
Accounts payable and accrued expenses	305,935	222,867
Amounts payable to affiliates	4,784	4,720
Participating preferred shares derivative liability	—	29,470
Total liabilities	2,982,422	2,732,944

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	2,959	2,861
Class B common shares	6	6
Preferred shares	354	384
Additional paid-in capital	5,750,309	5,600,256
Accumulated deficit	(493,995)	(453,953)
Accumulated other comprehensive income	9,026	75
Total shareholders’ equity	5,268,659	5,149,629
Noncontrolling interest	720,345	726,195
Total equity	5,989,004	5,875,824

Total liabilities and equity	$8,971,426	$8,608,768

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Debt Summary and Maturity Schedule as of September 30, 2018
(Amounts in thousands)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	3.46%	3.8
Term loan facility (3)	—	100,000	100,000	3.7%	3.61%	3.8
Total floating rate debt	—	100,000	100,000	3.7%	3.61%	3.8

Fixed rate debt:
AH4R 2014-SFR2	492,478	—	492,478	18.2%	4.42%	6.0
AH4R 2014-SFR3	508,080	—	508,080	18.7%	4.40%	6.2
AH4R 2015-SFR1	533,578	—	533,578	19.7%	4.14%	26.5
AH4R 2015-SFR2	463,552	—	463,552	17.1%	4.36%	27.0
Unsecured senior notes (4)	—	500,000	500,000	18.4%	4.08%	9.4
Exchangeable senior notes	—	115,000	115,000	4.2%	3.25%	0.1
Total fixed rate debt	1,997,688	615,000	2,612,688	96.3%	4.23%	14.4

Total Debt	$1,997,688	$715,000	$2,712,688	100.0%	4.21%	14.0

Unamortized discounts and loan costs			(40,985)
Total debt per balance sheet			$2,671,703

Year (2)	Floating Rate	Fixed Rate	Total	% of Total
Remaining 2018	$—	$120,179	$120,179	4.4%
2019	—	20,714	20,714	0.8%
2020	—	20,714	20,714	0.8%
2021	—	20,714	20,714	0.8%
2022	100,000	20,714	120,714	4.4%
2023	—	20,714	20,714	0.8%
2024	—	956,197	956,197	35.2%
2025	—	10,302	10,302	0.4%
2026	—	10,302	10,302	0.4%
2027	—	10,302	10,302	0.4%
Thereafter	—	1,401,836	1,401,836	51.6%
Total	$100,000	$2,612,688	$2,712,688	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company's LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of September 30, 2018.

(4)	The stated interest rate on the unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(Amounts in thousands)	2018	2017	2018	2017
Interest expense per income statement	$30,930	$26,592	$92,209	$86,873
Less: noncash interest expense related to acquired debt	(973)	(910)	(2,810)	(2,624)
Interest expense included in Core FFO attributable to common share and unit holders	29,957	25,682	89,399	84,249
Less: amortization of discount, loan costs and cash flow hedge	(1,779)	(1,875)	(5,410)	(6,285)
Add: capitalized interest	1,414	1,533	5,213	3,171
Cash interest	$29,592	$25,340	$89,202	$81,135

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Capital Structure and Credit Metrics as of September 30, 2018
(Amounts in thousands, except share and per share data)

Total Capitalization

Total Debt		$2,712,688	24.0%

Total preferred shares at liquidation value		883,750	7.8%

Common equity at market value:
Common shares outstanding	296,531,294
Operating partnership units	55,350,153
Total shares and units	351,881,447
NYSE AMH Class A common share closing price at September 30, 2018	$21.89
Market value of common shares and operating partnership units		7,702,685	68.2%

Total Market Capitalization		$11,299,123	100.0%
Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Liquidation Value		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares at liquidation value		35,350,000		$883,750		$55,124

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDAre	4.7 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDAre	6.7 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.2 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	65.6%

Unsecured Senior Notes Covenant Ratios	Requirement	Actual

Ratio of Indebtedness to Total Assets	< 60.0%	27.4%
Ratio of Secured Debt to Total Assets	< 40.0%	20.1%
Ratio of Unencumbered Assets to Unsecured Debt	> 150.0%	962.2%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	> 1.50 x	4.65 x

Unsecured Credit Facility Covenant Ratios	Requirement	Actual

Ratio of Total Indebtedness to Total Asset Value	< 60.0%	28.6%
Ratio of Secured Indebtedness to Total Asset Value	< 40.0%	19.3%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	< 60.0%	14.0%
Ratio of EBITDA to Fixed Charges	> 1.75 x	2.86 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	> 1.75 x	15.62 x

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Top 20 Markets Summary as of September 30, 2018
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,710	9.4%	$173,714	2,150	16.8
Dallas-Fort Worth, TX	4,320	8.6%	163,595	2,119	14.8
Charlotte, NC	3,538	7.0%	188,153	2,082	15.0
Houston, TX	3,100	6.2%	161,015	2,100	12.8
Phoenix, AZ	3,008	6.0%	170,076	1,832	15.3
Indianapolis, IN	2,889	5.8%	152,169	1,933	16.0
Nashville, TN	2,640	5.3%	206,821	2,116	14.2
Jacksonville, FL	2,105	4.2%	169,570	1,940	14.0
Tampa, FL	2,090	4.2%	193,537	1,949	14.5
Raleigh, NC	2,051	4.1%	182,467	1,874	13.8
Cincinnati, OH	1,987	4.0%	173,742	1,852	16.2
Columbus, OH	1,986	4.0%	168,878	1,867	16.8
Greater Chicago area, IL and IN	1,775	3.5%	181,562	1,871	17.1
Orlando, FL	1,680	3.3%	176,225	1,886	17.3
Salt Lake City, UT	1,294	2.6%	237,152	2,165	17.3
Las Vegas, NV	1,022	2.0%	175,837	1,840	15.7
San Antonio, TX	1,017	2.0%	158,001	2,015	15.1
Charleston, SC	1,008	2.0%	191,351	1,944	12.2
Savannah/Hilton Head, SC	828	1.6%	176,367	1,847	11.9
Winston Salem, NC	814	1.6%	153,876	1,748	14.7
All Other (4)	6,336	12.6%	200,765	1,916	15.0
Total / Average	50,198	100.0%	$179,391	1,982	15.2
Leasing Information (1)

Market	Leased Percentage (2)	Avg. Occupied Days Percentage (3)	Avg. Monthly Realized Rent per property (3)	Avg. Change in Rent for Renewals (3)	Avg. Change in Rent for Re-Leases (3)	Avg. Blended Change in Rent (3)
Atlanta, GA	95.1%	94.9%	$1,539	5.2%	7.0%	5.8%
Dallas-Fort Worth, TX	95.2%	93.5%	1,710	4.7%	3.8%	4.3%
Charlotte, NC	95.3%	94.5%	1,544	3.1%	3.6%	3.3%
Houston, TX	92.5%	91.2%	1,604	3.7%	1.3%	2.9%
Phoenix, AZ	94.8%	94.5%	1,339	6.5%	10.4%	7.8%
Indianapolis, IN	94.5%	94.0%	1,374	3.3%	4.7%	3.8%
Nashville, TN	95.5%	94.9%	1,688	3.4%	2.3%	3.0%
Jacksonville, FL	95.1%	94.6%	1,524	3.8%	4.8%	4.2%
Tampa, FL	95.4%	94.0%	1,698	3.8%	3.0%	3.4%
Raleigh, NC	95.9%	95.2%	1,493	3.1%	3.9%	3.3%
Cincinnati, OH	97.0%	95.1%	1,562	3.4%	3.4%	3.4%
Columbus, OH	97.7%	96.9%	1,574	3.7%	4.0%	3.8%
Greater Chicago area, IL and IN	97.0%	95.9%	1,824	3.3%	1.8%	2.7%
Orlando, FL	96.6%	96.3%	1,626	5.5%	6.9%	5.9%
Salt Lake City, UT	95.0%	93.8%	1,698	4.6%	7.1%	5.7%
Las Vegas, NV	97.9%	97.1%	1,490	5.0%	7.6%	5.7%
San Antonio, TX	95.4%	94.6%	1,503	3.6%	2.3%	3.2%
Charleston, SC	95.3%	93.1%	1,636	3.1%	2.3%	2.7%
Savannah/Hilton Head, SC	96.7%	95.7%	1,508	3.4%	4.0%	3.7%
Winston Salem, NC	95.2%	95.2%	1,304	3.6%	5.2%	4.1%
All Other (4)	93.7%	92.9%	1,630	4.2%	4.5%	4.3%
Total / Average	95.2%	94.3%	$1,575	4.1%	4.3%	4.2%

(1)	Property and leasing information excludes properties to be disposed.

(2)	Reflected as of period end.

(3)	Reflected for the three months ended September 30, 2018.

(4)	Represents 16 markets in 14 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent

Leasing Performance

	3Q18	2Q18	1Q18	4Q17	3Q17
Average Change in Rent for Renewals	4.1%	3.9%	3.9%	4.2%	3.6%
Average Change in Rent for Re-leases	4.3%	6.3%	3.6%	1.6%	4.9%
Average Blended Change in Rent	4.2%	4.9%	3.7%	3.0%	4.1%

Scheduled Lease Expirations

	MTM	4Q18	1Q19	2Q19	3Q19	Thereafter
Lease expirations	1,983	7,870	11,571	13,494	12,233	625

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)								HPA Index Change
Market	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	156.4	163.0	63.0%
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	127.6	140.1	153.7	157.3	160.8	60.8%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	150.7	155.5	55.5%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	137.5	141.3	41.3%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	160.9	164.8	64.8%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	135.0	142.3	42.3%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	157.0	161.1	61.1%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	157.0	163.7	63.7%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	165.3	171.7	71.7%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	140.1	143.7	43.7%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	130.5	133.4	33.4%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	143.1	149.2	49.2%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	130.4	134.6	34.6%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	162.3	168.3	68.3%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	150.5	158.0	58.0%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	193.1	201.1	101.1%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	133.9	134.4	34.4%
Charleston, SC (3)	100.0	109.4	119.9	137.0	148.0	165.5	162.5	169.6	69.6%
Savannah/Hilton Head, SC (3)	100.0	109.4	119.9	137.0	148.0	165.5	162.5	169.6	69.6%
Winston Salem, NC	100.0	99.7	96.6	105.6	112.7	117.7	121.0	121.0	21.0%
Average									55.4%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through June 30, 2018. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

(3)	Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties (1)			Single-Family Properties Sold 3Q18
Market	Held for Sale	Identified for Future Sale	Total Disposition Program	Number of Properties	Net Proceeds
Oklahoma City, OK	389	—	389	18	$2,857
Greater Chicago area, IL and IN	191	102	293	10	1,307
Columbia, SC	149	140	289	6	793
Augusta, GA	203	51	254	3	479
Corpus Christi, TX	229	—	229	8	1,389
Central Valley, CA	165	—	165	11	2,551
Austin, TX	86	35	121	8	884
Bay Area, CA	89	28	117	—	—
Inland Empire, CA	90	—	90	3	916
Houston, TX	40	18	58	—	—
Dallas-Fort Worth, TX	45	11	56	5	1,025
Atlanta, GA	39	5	44	3	708
Tampa, FL	26	—	26	—	—
Miami, FL	21	—	21	2	529
Columbus, OH	12	—	12	1	334
Phoenix, AZ	9	2	11	1	149
San Antonio, TX	9	1	10	—	—
Nashville, TN	8	2	10	2	452
Raleigh, NC	4	5	9	3	631
Cincinnati, OH	8	—	8	1	149
All Other (2)	53	1	54	10	2,199
Total	1,865	401	2,266	95	$17,352

(1)	As of September 30, 2018.

(2)	Represents 15 markets in 11 states.

Share Repurchase and ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Quarterly Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
1Q17	—	$—	$—	629,532	$14,304	$22.72
2Q17	—	—	—	222,073	5,066	22.81
3Q17	—	—	—	1,181,493	26,855	22.73
4Q17	—	—	—	—	—	—
1Q18	1,804,163	34,933	19.36	—	—	—
2Q18	—	—	—	—	—	—
3Q18	—	—	—	—	—	—
Total	1,804,163	$34,933	$19.36	2,033,098	$46,225	$22.74
	Remaining authorization:	$265,067		Remaining authorization:	$500,000

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent

2018 Outlook

Full Year 2018
Same-Home	Previous Guidance	Current Guidance
Average Occupied Days Percentage	95.0% - 95.5%	94.75% - 95.25%	(1)
Core revenues growth	4.0% - 4.5%	3.75% - 4.25%	(2)
Property tax expense growth	2.75% - 3.75%	2.75% - 3.75%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures per property	$2,050 - $2,150	$2,100 - $2,150
Core property operating expenses growth	5.0% - 6.0%	5.5% - 6.0%

Core NOI margin	64.0% - 65.0%	64.0% - 65.0%
Core NOI After Capital Expenditures growth	3.25% - 3.75%	2.5% - 3.0%	(2)

Property Enhancing Capex	$8 - $12 million	$8 - $12 million

General and administrative expense, excluding noncash share-based compensation	$34.5 - $35.5 million	$34.5 - $35.5 million

Acquisition and development volume	$500 - $600 million	$500 - $600 million

(1)
As previously communicated, we expected the full year Average Occupied Days Percentage to be below the midpoint of previous guidance range due to modest leasing disruption from Hurricane Florence. Additionally, as a result of recent field personnel turnover, we now expect occupancy softness in certain markets in the fourth quarter of 2018 and are therefore revising the guidance range to 94.75% to 95.25%.

(2)	Revised as a result of lowered Average Occupied Days Percentage guidance.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as rents from single-family properties divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties identified as part of the Company's disposition program, comprised of properties classified as held for sale and properties identified for future sale.

Core Net Operating Income ("Core NOI") and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense, expenses reimbursed by tenant charge-backs and bad debt expense.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the three and nine months ended September 30, 2018 and 2017 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2018	2017	2018	2017
Core revenues
Total revenues	$280,052	$246,836	$802,539	$717,598
Tenant charge-backs	(44,152)	(36,094)	(112,876)	(91,849)
Bad debt expense	(2,749)	(2,299)	(6,365)	(5,142)
Other revenues	(1,865)	(409)	(4,807)	(4,367)
Core revenues	$231,286	$208,034	$678,491	$616,240
Core property operating expenses
Property operating expenses	$113,600	$97,944	$313,430	$267,203
Property management expenses	18,865	17,447	56,468	52,367
Noncash share-based compensation - property management	(341)	(417)	(1,141)	(1,258)
Expenses reimbursed by tenant charge-backs	(44,152)	(36,094)	(112,876)	(91,849)
Bad debt expense	(2,749)	(2,299)	(6,365)	(5,142)
Core property operating expenses	$85,223	$76,581	$249,516	$221,321

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$30,281	$19,097	$77,704	$45,959
Remeasurement of participating preferred shares	—	(8,391)	(1,212)	(1,341)
Loss on early extinguishment of debt	—	—	1,447	6,555
Hurricane-related charges, net	—	10,136	—	10,136
Gain on sale of single-family properties and other, net	(4,953)	(1,895)	(10,449)	(6,375)
Depreciation and amortization	79,940	74,790	237,562	221,459
Acquisition fees and costs expensed	1,055	1,306	3,687	3,814
Noncash share-based compensation - property management	341	417	1,141	1,258
Interest expense	30,930	26,592	92,209	86,873
General and administrative expense	9,265	8,525	28,173	26,746
Other expenses	1,069	1,285	3,520	4,202
Other revenues	(1,865)	(409)	(4,807)	(4,367)
Core NOI	146,063	131,453	428,975	394,919
Less: Non-Same-Home Core NOI	37,008	26,364	101,369	74,684
Same-Home Core NOI	109,055	105,089	327,606	320,235
Less: Same-Home recurring capital expenditures	8,942	8,258	21,090	20,350
Same-Home Core NOI After Capital Expenditures	$100,113	$96,831	$306,516	$299,885

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$146,063	$131,453	$428,975	$394,919
Less: Encumbered Core NOI	50,181	48,067	149,307	147,123
Unencumbered Core NOI	$95,882	$83,386	$279,668	$247,796

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Core revenues
Total revenues	$280,052	$264,483	$258,004	$242,801	$246,836
Tenant charge-backs	(44,152)	(32,917)	(35,807)	(28,232)	(36,094)
Bad debt expense	(2,749)	(1,616)	(2,000)	(2,186)	(2,299)
Other revenues	(1,865)	(1,601)	(1,341)	(1,201)	(409)
Core revenues	$231,286	$228,349	$218,856	$211,182	$208,034

Core property operating expenses
Property operating expenses	$113,600	$98,843	$100,987	$87,871	$97,944
Property management expenses	18,865	18,616	18,987	17,345	17,447
Noncash share-based compensation - property management	(341)	(423)	(377)	(391)	(417)
Expenses reimbursed by tenant charge-backs	(44,152)	(32,917)	(35,807)	(28,232)	(36,094)
Bad debt expense	(2,749)	(1,616)	(2,000)	(2,186)	(2,299)
Core property operating expenses	$85,223	$82,503	$81,790	$74,407	$76,581

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$30,281	$25,898	$21,525	$30,533	$19,097
Remeasurement of participating preferred shares	—	—	(1,212)	(1,500)	(8,391)
Loss on early extinguishment of debt	—	1,447	—	—	—
Hurricane-related charges, net	—	—	—	(2,173)	10,136
Gain on sale of single-family properties and other, net	(4,953)	(3,240)	(2,256)	(451)	(1,895)
Depreciation and amortization	79,940	78,319	79,303	75,831	74,790
Acquisition fees and costs expensed	1,055	1,321	1,311	809	1,306
Noncash share-based compensation - property management	341	423	377	391	417
Interest expense	30,930	31,978	29,301	25,747	26,592
General and administrative expense	9,265	9,677	9,231	7,986	8,525
Other expenses	1,069	1,624	827	803	1,285
Other revenues	(1,865)	(1,601)	(1,341)	(1,201)	(409)
Core NOI	146,063	145,846	137,066	136,775	131,453
Less: Non-Same-Home Core NOI	37,008	35,445	28,916	27,905	26,364
Same-Home Core NOI	109,055	110,401	108,150	108,870	105,089
Less: Same-Home recurring capital expenditures	8,942	6,463	5,685	5,806	8,258
Same-Home Core NOI After Capital Expenditures	$100,113	$103,938	$102,465	$103,064	$96,831

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2018
Total Debt	$2,712,688
Preferred shares at liquidation value	883,750
Total Debt and preferred shares	3,596,438

Adjusted EBITDAre - TTM	$537,221

Debt and Preferred Shares to Adjusted EBITDAre	6.7 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Sep 30, 2018
Interest expense per income statement	$117,956
Less: noncash interest expense related to acquired debt	(3,735)
Less: amortization of discount, loan costs and cash flow hedge	(7,288)
Add: capitalized interest	7,698
Cash interest	114,631
Dividends on preferred shares	53,400
Fixed charges	168,031

Adjusted EBITDAre	$537,221

Fixed Charge Coverage	3.2 x

Net Debt to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Total Debt	$2,712,688	$2,717,867	$2,871,649	$2,517,216	$2,382,871
Less: cash and cash equivalents	(110,138)	(53,504)	(203,883)	(46,156)	(243,547)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(45,478)	(47,890)	(46,384)	(46,203)	(46,166)
Net debt	$2,531,406	$2,590,807	$2,595,716	$2,399,191	$2,067,492

Adjusted EBITDAre - TTM	$537,221	$522,626	$510,430	$504,768	$496,105

Net Debt to Adjusted EBITDAre	4.7 x	5.0 x	5.1 x	4.8 x	4.2 x

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unencumbered Core NOI Percentage

(Amounts in thousands)	For the Three Months Ended Sep 30, 2018
Unencumbered Core NOI	$95,882
Core NOI	$146,063
Unencumbered Core NOI Percentage	65.6%

EBITDA / EBITDAre / Adjusted EBITDAre / Adjusted EBITDAre after Capex and Leasing Costs / Adjusted EBITDAre Margin / Adjusted EBITDAre after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts ("NAREIT") in the September 2017 White Paper by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of shares and units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDAre after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by total revenues, net of tenant charge-backs. Adjusted EBITDAre after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre after Capex and Leasing Costs divided by total revenues, net of tenant charge-backs. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted EBITDAre after Capex and Leasing Costs, Adjusted EBITDAre Margin and Adjusted EBITDAre after Capex and Leasing Costs Margin for the three and nine months ended September 30, 2018 and 2017 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2018	2017	2018	2017
Net income	$30,281	$19,097	$77,704	$45,959
Interest expense	30,930	26,592	92,209	86,873
Depreciation and amortization	79,940	74,790	237,562	221,459
EBITDA	$141,151	$120,479	$407,475	$354,291

Net (gain) on sale / impairment of single-family properties and other	(4,393)	(596)	(7,653)	(2,589)
EBITDAre	$136,758	$119,883	$399,822	$351,702

Noncash share-based compensation - general and administrative	491	699	1,609	1,917
Noncash share-based compensation - property management	341	417	1,141	1,258
Acquisition fees and costs expensed	1,055	1,306	3,687	3,814
Hurricane-related charges, net	—	10,136	—	10,136
Loss on early extinguishment of debt	—	—	1,447	6,555
Remeasurement of participating preferred shares	—	(8,391)	(1,212)	(1,341)
Adjusted EBITDAre	$138,645	$124,050	$406,494	$374,041

Recurring capital expenditures (1)	(11,467)	(10,316)	(27,342)	(25,055)
Leasing costs	(3,722)	(1,960)	(9,556)	(5,361)
Adjusted EBITDAre after Capex and Leasing Costs	$123,456	$111,774	$369,596	$343,625

Total revenues	$280,052	$246,836	$802,539	$717,598
Less: tenant charge-backs	(44,152)	(36,094)	(112,876)	(91,849)
Total revenues, net of tenant charge-backs	$235,900	$210,742	$689,663	$625,749

Adjusted EBITDAre Margin	58.8%	58.9%	58.9%	59.8%

Adjusted EBITDAre after Capex and Leasing Costs Margin	52.3%	53.0%	53.6%	54.9%

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized properties and properties identified as part of our disposition program, comprised of properties classified as held for sale and properties identified for future sale.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Net income	$108,237	$97,053	$86,221	$76,492	$55,297
Interest expense	117,956	113,618	110,032	112,620	118,411
Depreciation and amortization	313,393	308,243	302,640	297,290	295,623
EBITDA	539,586	518,914	498,893	486,402	469,331

Net (gain) on sale / impairment of single-family properties and other	(7,210)	(3,413)	(2,605)	(2,146)	(1,081)
EBITDAre	$532,376	$515,501	$496,288	$484,256	$468,250

Noncash share-based compensation - general and administrative	2,255	2,463	2,640	2,563	2,415
Noncash share-based compensation - property management	1,532	1,608	1,609	1,649	1,652
Acquisition fees and costs expensed	4,496	4,747	4,838	4,623	4,358
Hurricane-related charges, net	(2,173)	7,963	7,963	7,963	10,136
Loss on early extinguishment of debt	1,447	1,447	6,555	6,555	6,555
Remeasurement of participating preferred shares	(2,712)	(11,103)	(9,463)	(2,841)	2,739
Adjusted EBITDAre	$537,221	$522,626	$510,430	$504,768	$496,105

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) noncash gain or loss on redemption or conversion of shares or units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As a portion of our homes are recently acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized properties and properties identified as part of our disposition program, which is comprised of properties classified as held for sale and properties identified for future sale.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or loss per share or net cash flow provided by operating activities, as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(Amounts in thousands)	2018	2017	2018	2017
Property management expenses	$18,865	$17,447	$56,468	$52,367
Less: tenant charge-backs	(1,310)	(1,260)	(3,688)	(3,864)
Less: noncash share-based compensation - property management	(341)	(417)	(1,141)	(1,258)
Property management expenses, net	17,214	15,770	51,639	47,245

General and administrative expense	9,265	8,525	28,173	26,746
Less: noncash share-based compensation - general and administrative	(491)	(699)	(1,609)	(1,917)
General and administrative expense, net	8,774	7,826	26,564	24,829

Leasing costs	3,722	1,960	9,556	5,361
Platform costs	$29,710	$25,556	$87,759	$77,435

Rents from single-family properties	$231,324	$207,490	$676,558	$613,245
Fees from single-family properties	2,711	2,843	8,298	8,137
Total portfolio rents and fees	$234,035	$210,333	$684,856	$621,382

Platform Efficiency Percentage	12.7%	12.2%	12.8%	12.5%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, recurring capital expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized properties and properties identified as part of our disposition program, which is comprised of properties classified as held for sale and properties identified for future sale.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale, identified for future sale as part of the Company’s disposition program, or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period, divided by the total number of properties.

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the Unsecured Senior Notes covenants show the Company's compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company's compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the SEC.

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Operating Officer

Christopher C. Lau	Sara H. Vogt-Lowell
Chief Financial Officer	Chief Legal Officer

David Goldberg	Stephanie G. Heim
Executive Vice President	Executive Vice President - Counsel & Assistant Secretary

Bryan Smith
Executive Vice President - President of Property Management

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

WA
OR
ID
NV
UT
CO
CA
AZ
NM
TX
OK
WI
IL
IN
OH
KY
TN
NC
SC
MS
GA
FL
Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley FBR, Inc.	Bank of America Merrill Lynch	BTIG	Citi
Alex Rygiel	Juan Sanabria	Ryan Gilbert	Michael Bilerman
arygiel@brileyfbr.com	juan.sanabria@baml.com	rgilbert@btig.com	michael.bilerman@citi.com

Credit Suisse	Evercore ISI	Green Street Advisors	GS Global Investment Research
Douglas Harter	Steve Sakwa	John Pawlowski	Andrew Rosivach
douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	jpawlowski@greenst.com	andrew.rosivach@gs.com

JMP Securities	JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.
Aaron Hecht	Anthony Paolone	Jade Rahmani	Haendel St. Juste
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com

Morgan Stanley	Raymond James & Associates, Inc.	Robert W. Baird & Co.	Wells Fargo Securities
Richard Hill	Buck Horne	Andrew Babin	Jeff Donnelly
richard.hill1@morganstanley.com	buck.horne@raymondjames.com	dbabin@rwbaird.com	jeff.donnelly@wellsfargo.com

Zelman & Associates
Dennis McGill
dennis@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.